Exhibit 10.05

MACROVISION CORPORATION

FORM OF EXECUTIVE INCENTIVE PLAN

For  Executive Staff

Overview

The Macrovision Corporation Executive Incentive Plan (“EIP”) has been established to provide financial incentives for those key executives who, by virtue of their position, have a significant impact on the financial performance of the Company. It has been created with the belief that those executives who are directly responsible for managing a major profit & loss or cost center, or a strategic function,  and who materially contribute to growth in earnings and shareholder value should be eligible to participate in a plan which provides for material cash incentive awards based upon the Company’s and their performance. The purpose of this document is to outline the scope and methodology of the EIP Plan.

At the beginning of each Plan year, eligible participants will work with the CEO to establish performance goals and objectives. The individual executives’ performance goals are ultimately reviewed and approved by the CEO and  Chairman prior to March 1st of each Plan year.  These goals include specific objectives for individual/departmental financial performance and certain strategic/tactical assignments. Each executive’s individual financial and strategic/tactical goals should map closely to the priorities outlined in the Company’s Annual Business Plan.  The CEO  will review his/her proposed goals with the Chairman. The Compensation Committee approves the CEO and CFO’s goals, and reviews the goals of all other participants to ensure they are supportive of the goals of the top executives.  The Compensation Committee will determine whether the Chairman is included in the EIP Plan.

The fundamental philosophy behind the EIP is to reward participants relative to their individual contribution/performance toward the overall Macrovision team effort in achieving annual corporate operating and individual performance goals - as defined in the annual Business Plan with respect to Revenue and EBIT (earnings before interest and taxes), or Corporate Operating Income.  There are two components to the EIP Award – a ‘corporate’ or team-oriented component, and an individual or department-based component.  The corporate component comprises 50% of the total EIP bonus pool, and the individual component comprises 50% of the pool.

After the Company has completed its year-end audit, the CEO will review the accomplishments of the executive staff, and make appropriate award recommendations to the Chairman based upon the Company’s overall performance, each individual executive’s attainment of his/her goals, and each individual’s accomplishments on both an absolute basis and a relative basis compared with their peer executives. The Chairman and CEO will review and approve the recommendations, and will present them to the Compensation Committee. The Compensation Committee will have the full authority to determine whether those recommended performance awards will be approved and the full latitude to establish the final performance award value, which may be zero in any and all cases. The Compensation Committee will review the Chairman and CEO’s performance as applicable, and award the appropriate bonuses.

It should be noted that the Company has a variety of other Incentive Award programs that are designed to motivate all non-EIP employees throughout the year. These other programs include Employee Profit Sharing, Performance Bonus, Special Recognition Awards, Inventions Reward Plan and Time-To-Market Award. None of the participants in the EIP are eligible for any of these other bonus and award programs, except the Inventions Reward Plan.

Executive VP EIP participants are recommended by the CEO to the Board Compensation Committee based on their high level of performance in the prior year, their cumulative contributions to the Company, and their expected future contributions  The Comp Committee approves the EIP participants on or before March 1st of each fiscal year.

Effect on the EIP of the acquisition of another business

In the event that the Company acquires another business that had not been factored into the Plan,  the revenues and profits attributable to that newly acquired business will only  be factored into the calculation of EIP awards under this Plan to the extent that formal proforma budgets (budgets which included the newly acquired business) were prepared and added to the Company’s Annual Plan, the Company’s revenue and EBIT targets were officially changed, and results vs. the revised Annual Plan/targets were tracked for longer than 3 months.

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Definition of Terms

     A.          Annual Plan

For _____, the Annual Plan includes a Revenue target of $______ and an EBIT target of $______. EBIT (Earnings Before Interest and Taxes) is also known as Operating Income.  These numbers exclude any goodwill or acquisition-related charges (stock-based compensation expense, incremental legal, accounting or transaction fees) and any interest  income.

     B.          Corporate Financial Performance Rating

The Corporate Financial Performance Rating is a measure of the Company’s fiscal year actual performance relative to the Annual Plan.  It is defined as a percentage of  [__ times (Actual Revenue divided by Plan Revenue) plus __ times (Actual EBIT divided by Plan EBIT)] %.

     C.          Corporate Financial Performance Award

The ‘corporate’ or team accomplishment component of the EIP Incentive Award is the percentage of the employee’s earned annual salary that would be awarded to a participant based on various levels of  financial performance achieved by the Company.  See Performance Rating Chart on page 5 for the various Award Percentages correlating to different Corporate Financial Performance Ratings. The percentage of the total EIP payout pool allocated to the Company’s performance is 50%.

     D.          Statement of Goals

A written set of objectives (see pps 7,8,9 for goal sheets) unique to each participant that establishes quantifiable objectives and measurements of performance. The goals are all tied directly to the Corporate Business Plan.  They include a combination of the critical Financial, Strategic and Tactical goals. Each set of goals carries a weighting factor which allows for quantification of the Individual Performance Rating by the various reviewers.  It is the responsibility of the participant to insure that appropriate documentation is maintained to support the measurement and accomplishments of each particular goal. Additional or substitute goals and accomplishments may be recognized in the measurement of actual Individual Performance Ratings.

     E.          Individual Performance Rating

Individual Performance Rating is a quantitative measure of each employee’s performance vs. his/her pre-established goals.  The ratings are assigned at the end of the year, following a review by the CEO and Chairman as outlined in these EIP Plan guidelines.

     F.          Individual Performance Award

The ‘individual’ accomplishment component of the EIP Incentive Award is the percentage of the employee’s earned annual salary that would be awarded to a participant based on various levels of individual achievement vs. the pre-established goals.  See Performance Rating Chart on page 5 for the various Award Percentages correlating to different levels of achievement for the employee. The percentage of the total EIP payout pool allocated for Individual performance is 50%.

Determination of Awards

(See next page for Performance Rating Chart)

1.          Determine the Corporate Financial PerformanceRating

[__ times (Actual Revenue divided by Plan Revenue) plus __ times (Actual EBIT divided by Plan EBIT] %
EBIT is the final year-end Operating Income, including reserves for EIP Awards.

2.           Determine the Corporate Financial Performance Award Percentage

Example:	Assume Corporate Financial Performance Rating is 120%.
From the Performance Rating Chart, the Corporate Financial Performance Award percentage would be 37.5%.

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3.          Determine the Individual Performance Rating

Based on each individual’s performance relative to his/her goals, and relative to the contributions of other executives, the CEO and Chairman  will determine the final Individual Performance Rating, based upon the percentage attainment of the individual’s specified Financial and Strategic/Tactical Goals.

[…]

4.          Determine the Individual Performance Award Percentage

Example:	Assume employee achieved 100% Performance Rating […].
From the Performance Rating Chart, the Individual Performance Award Percentage would be 20%.

5.          Determine  the final EIP Bonus Award.

Add the Individual Performance Award percentage and the Corporate Financial Performance Award percentage and multiply this combined percentage by the employee’s actual earned salary to determine the Final EIP Bonus Award for that employee.

Example:	Adding the 37.5% for the Corporate Financial Performance Award and the 20% for the Individual Performance Rating Award yields a Final EIP Bonus of 57.5% of the employee’s earned salary.

PERFORMANCE RATING CHART TO DETERMINE
EIP INCENTIVE AWARDS (1)

Corporate Financial Performance Rating	Corporate Financial Performance Award as % of salary	Individual Performance Rating	Individual Performance Award as % of salary

140%	65%	140%	65%
130%	50%	130%	50%
120%	37.5%	120%	37.5%
110%	30%	110%	30%
105%	25%	105%	25%
100% (Annual Plan)	20%	100%	20%
90%	0%	100%	15% (2)
80%	0%	100%	10% (2)
Below 80%	N.A.	N.A.	Discretionary Awards(3)

Notes:

(1)

This chart is designed to reflect a 50/50 split in the EIP Bonus pool with respect to Company–based performance incentives vs. individual or department-based performance incentives.  Individual and Corporate Performance Award Percentages are additive.

(2)

These two below-the-Annual-Plan Individual Performance Awards will be prorated based on performance.  In other words, a 90% performance rating vs. individual goals would pay out at [0.9 X 15%] = 13.5%.  A 125% overachievement of individual goals would pay out at [1.25 X 15%] = 18.75%.

(3)

Refers to situations where the CEO and Chairman may recommend to the Board Compensation Committee that special discretionary bonus awards be granted to individuals who have made major contributions to the Company and/or exceeded their individual EIP goals – even though the Company may have achieved less than 80% of its Annual Plan.  These discretionary awards may be comprised of cash and/or stock options.

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Implementation Guideline Summary

Administration

The Executive VP EIP Plan will be administered by the Compensation Committee which will have the right to interpret the Plan, confirm award decisions, and establish guidelines for determining individual awards and rules for the operation of the Plan.

This Plan sets forth management’s intent and it is the exclusive domain of the Compensation Committee to interpret the Plan. All Compensation Committee decisions regarding the Plan and award determinations are final.

The CEO, CFO and  Chairman’s incentive awards will be determined solely by the Compensation Committee, taking into account the overall Company performance relative to the established Business Plan, individual accomplishments versus their goals, and the degree of difficulty of the goals themselves.

Eligibility

The CEO and selected key business line executives who are in a position to deliver material profit & loss results, strategic contributions, or cost center containment are eligible to participate in the Plan. Final approval of eligible executives is made by the Board Compensation Committee  upon recommendation by the CEO.  The Compensation Committee determines whether the Chairman will participate in any given year’s Plan. EIP participants are not eligible to participate in the Employee Profit Sharing Plan, Special Recognition Awards program, or Employee Performance Bonus Plan. Participation in the Executive Incentive Plan does not imply employment for any specified period of time, nor does it constitute a contract of employment, nor does it guarantee any amount of award.

Prorate Awards

Participants with less than 4 months service in an Executive Manager position are ineligible for an EIP Award. Awards to participants in Executive Manager positions for more than 4 months, but less than 1 year, will automatically be pro-rated since the executive’s earned salary will represent less than a full year’s salary.

Duration

The Compensation Committee shall review this Plan annually and make any amendments or revisions thereto which it deems appropriate or desirable under the circumstances, and the Plan shall remain in effect until amended or terminated by the Compensation Committee.

Payment

To receive an EIP award if one is granted, the participant must remain an employee of the Company through the payment date. Failure to do so will result in forfeiture of the award.

Awards will be calculated using the participant’s earned salary compensation during the Plan Year (net of any commissions, travel incentives, bonuses or other awards).

Incentive Award payments will generally be made no later than March 31st of the following year, but in no event earlier than the formal signoff of the Company’s year-end financial statements by its Independent Auditors, thus allowing the Company adequate time to formally analyze its financial results according to the SEC and GAAP accounting regulations and procedures of a public company.

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EXECUTIVE INCENTIVE PLAN

STATEMENT OF GOALS

FOR YEAR _____

Name: __________________________________	Supervisor: _________________________________

Title: _________________________________________	Signed: __________________________________________

Signed: _________________________________	Date: ________

Date: ____________

The following is a statement of financial, strategic and tactical objectives for year _____ that will serve as a basis for overall performance evaluation and determination of year-end executive incentive award.  Actual awards will be based on individual executive’s accomplishments as judged by Chairman and CEO based on performance vs. goals; absolute value of contributions; relative contribution vs. other executives; and risk assessment.

NOTE: Late performance reviews by Macrovision executives or their direct reports (greater than 45 days after the employee anniversary date) are unacceptable and will result in deducting at least two full departmental goal achievements during the evaluation and rating of EIP performance.

A.	CORPORATE GOAL (WEIGHTED AT 50%): Achieve Revenue of $__________ (weighted at __%). Achieve Earnings Before Interest and Taxes of $_________(weighted at __%).

Actual Revenue:_________________ Actual EBIT: ______________________

B.	DEPARTMENT/BUSINESS LINE GOALS - FINANCIAL (WEIGHTED AT __%)

	1.	___________________________________________________________________________________

	Actual:	___________________________________________________________________________________

	2.	___________________________________________________________________________________

	Actual:	___________________________________________________________________________________

C.	DEPARTMENT/BUSINESS LINE GOALS – STRATEGIC/TACTICAL (WEIGHTED AT __%)

	1.	___________________________________________________________________________________

	Result:	___________________________________________________________________________________

	2.	___________________________________________________________________________________

	Result:	___________________________________________________________________________________

	3.	___________________________________________________________________________________

	Result:	___________________________________________________________________________________

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4.	___________________________________________________________________________________

Result:	___________________________________________________________________________________

5.	___________________________________________________________________________________

Result:	___________________________________________________________________________________

6.	___________________________________________________________________________________

Result:	___________________________________________________________________________________

7.	___________________________________________________________________________________

Result:	___________________________________________________________________________________

8.	___________________________________________________________________________________

Result:	___________________________________________________________________________________

9.	___________________________________________________________________________________

Result:	___________________________________________________________________________________

10.	___________________________________________________________________________________

Result:	___________________________________________________________________________________

Additional/substitute goals accomplished during year (only list those actual accomplishments which are equivalent in degree of difficulty and contribution to the Company of each of the assigned 10 goals):

________________________________________________________________________________________________________

________________________________________________________________________________________________________

________________________________________________________________________________________________________

________________________________________________________________________________________________________

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